UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 21, 2012

BGC Partners, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 21, 2012, BGC Partners, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and each of the underwriters named in Exhibit A thereto whereby the Company agreed to sell $100 million aggregate principal amount of its 8.125% Senior Notes due 2042 (the “Notes”) pursuant to the Company’s effective Shelf Registration Statement on Form S-3, as amended (Registration Statement No. 333-180331). The closing occurred on June 26, 2012.

On June 26, 2012, the Company entered into an Indenture with U.S. Bank National Association, as trustee (the “Indenture”), and the First Supplemental Indenture (the “Supplemental Indenture”) thereto. The Notes were offered under the Indenture, as so supplemented.

The foregoing summary of the Underwriting Agreement, Indenture and Supplemental Indenture is qualified in its entirety by reference to the text thereof, copies of which are filed as Exhibits 1.1, 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 21, 2012, by and among BGC Partners, Inc., Wells Fargo Securities, LLC and each of the underwriters named in Exhibit A thereto

4.1	Indenture, dated June 26, 2012, by and between BGC Partners, Inc. and U.S. Bank National Association

4.2	First Supplemental Indenture, dated June 26, 2012, by and between BGC Partners, Inc. and U.S. Bank National Association

4.3	Form of 8.125% Senior Note due 2042 (included in the Supplemental Indenture filed as Exhibit 4.2)

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in its Opinion filed as Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: June 26, 2012	By:	/s/ Howard W. Lutnick
		Name:	Howard W. Lutnick
		Title:	Chairman and Chief Executive Officer

Exhibit List

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 21, 2012, by and among BGC Partners, Inc., Wells Fargo Securities, LLC and each of the underwriters named in Exhibit A thereto

4.1	Indenture, dated June 26, 2012, by and between BGC Partners, Inc. and U.S. Bank National Association

4.2	First Supplemental Indenture, dated June 26, 2012, by and between BGC Partners, Inc. and U.S. Bank National Association

4.3	Form of 8.125% Senior Note due 2042 (included in the Supplemental Indenture filed as Exhibit 4.2)

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)